UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

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Signal Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Signal Genetics, Inc.
5740 Fleet Street
Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (760) 537-4100

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Signal Genetics, Inc. (the “Company”), held on June 15, 2016, three proposals were submitted to and approved by the stockholders of the Company. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 9, 2016. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2017 and until their successors are elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstained
Bennett S. LeBow	4,298,612	340,259	10,200
Samuel D. Riccitelli	3,541,776	1,047,095	60,200
David A. Gonyer, R. Ph.	3,547,807	990,675	110,589
Douglas A. Schuling	3,550,276	987,306	111,489
Robin L. Smith, M.D.	3,533,671	1,000,442	114,958

2. Stockholders ratified the selection of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstained
6,893,644	1,238,328	145,177

3. Stockholders approved the Amendment to the Company’s Certificate of Incorporation Effecting a Reverse Stock Split of the Company’s Common Stock in accordance with a ratio to be determined by the Company’s Board of Directors within a range of one share of Common Stock for every two (2) to twenty (20) shares of Common Stock:

For	Against	Abstained
6,470,138	1,721,729	85,282

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNAL GENETICS, INC.

By:	/s/ Tamara A. Seymour
Name:	Tamara A. Seymour
Title:	Chief Financial Officer

Date: June 16, 2016